Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

Exclusive Technical Consulting

and Service Agreement

between

Shenzheng Zhihao Dongbo Technology Ltd.

and

LongSheng Horticulture Technology Co., Ltd.

Dated this 10 day of March, 2010

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

Exclusive Technical Consulting and Service Agreement

This Exclusive Technical Consulting and Service Agreement (the “Agreement”) is entered into in Dandong, Liaoning Province, the People’s Republic of China (the “PRC”) as of this 10 day of March, 2010 by and between the following two parties:

(1)	Party A:	Shenzheng Zhihao Dongbo Technology Ltd.
Address:	32E, CaiHuiGe, Rainbow New City, Caitian Road, Futian District, Shenzhen
Legal representative: LIU Zhiling; and

(2)	Party B:	LongSheng Horticulture Technology Co., Ltd.
Address:	Group1, Longsheng Village, Shancheng Town, ZhenAn District, Dandong, LiaoNing Province
Legal representative: ZHAO Guang.

(In this Agreement, Party A and Party B are collectively referred to as the “Parties” and individually as a “Party”)

WHEREAS:

1.
Party A is a wholly foreign invested enterprise duly incorporated and validly existing in the PRC with experts and professional teams and it has extensive experiences in the following areas: (i) growing blueberry sapling; (ii) providing relevant technical consultancy and technical support; and (iii) market research in relation to the blueberry products within or out of territory of the PRC, and providing relevant market promotion services;

2.
Party B is a limited liability company duly incorporated and validly existing in the PRC, engaging in such business as growing and plating flowers, trees and saplings of blueberry, and sale of blueberry;

3.	Party B intends to obtain technical support and backup service in relation to the consultancy and development of market strategy from Party A, and Party A is willing to provide the foresaid services.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

THEREFORE, the Parties have reached the following agreement after friendly consultation:

1.	Service Scope

The Parties agree that, during the term of this Agreement, Party A shall provide Party B with support and consulting services concerning the technologies and market development set forth in Appendix 1 hereto (the “Technical Support”) in accordance with this Agreement.

In order to ensure the confidentiality of relevant know-how as well as the effect and efficiency of the Technical Support, Party B agrees that, without Party A’s prior written consent, it shall not:

(1)	appoint any third party to provide any technical support which is the same as or similar to the items specified in Appendix 1 hereto to Party B, unless otherwise agreed by Party B; or
(2)
conduct or allow any third party to conduct any activity which may affect the confidentiality of relevant know-how as well as the effect and efficiency of the Technical Support during the term of this Agreement.

Any intellectual property (including but without limitation: copyright, patent, know-how, trade secret and otherwise whatsoever) shall be solely owned by Party A, no matter such intellectual property is developed by Party A itself, or developed by Party B on the basis of Party A’s intellectual property, or by Party A based on Party B’s intellectual property development. Party B is only granted with a right to use the foresaid intellectual property free of charge and without time limit. Such use right of Party B shall not be sub-licensed.

2.	Service Fee and Payment

The Parties agree that the service fee for Party A’s provision of technical support specified under Appendix 1 hereto to Party B (the “Service Fee”) shall be calculated and paid as per the methods set out in Appendix 2.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

3.	Representations and Warranties

3.1	Party A hereby represents and warrants as follows:

3.1.1
Party A has the qualification required by the PRC laws to provide the Technical Support, and has obtained all relevant certificates, licenses, permissions and / or any other governmental approvals, and will maintain the effectiveness of such certificates, licenses, permissions and / or any other governmental approvals during the term of this Agreement;

3.1.2	Party A has necessary equipment, devices and experienced professionals to provide the Technical Support; and

3.1.3	The execution and performance of this Agreement by Party A will not violate any PRC laws or contracts which are binding upon it.

3.2	Party B hereby represents and warrants as follows:

3.2.1
Party B has the qualifications necessary for its engagement of such business as growing and plating flowers, trees and saplings of blueberry, and sale of blueberry under relevant PRC laws, and has obtained all relevant certificates, licenses, permissions and / or any other governmental approvals, and will maintain the effectiveness of such certificates, licenses, permissions and / or any other governmental approvals during the term of this Agreement;

3.2.2	Party B is engaged no any illegal transaction or activity in the business operation of; and

3.2.3	The execution and performance of this Agreement by Party B will not violate any provision of PRC laws or terms of contracts which are binding upon it.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

4.	Confidentiality

Either Party agrees to make its best effort and to take all reasonable measures to keep all information which it may receive from the other Party or have access to it during the term of this Agreement (the “Confidential Information”) in strict confidential manner. When this Agreement is terminated, the receiving Party of the Confidential Information shall return all documents, materials or softwares containing the Confidential Information to their original owner or the disclosing party, or, as requested by the original owner or disclosing party, to destroy (including delete any Confidential Information from relevant memory devices) such documents, materials or software by the Receiving Party itself and shall no longer use such Confidential Information. The Parties shall take necessary actions to disclose the Confidential Information only to those employees, agent or professional advisors of the other Party who have real needs to know such information, and shall cause such employees, agent or professional advisors to bear the confidentiality obligations hereunder.

Above limitation and restriction shall not apply to the following information that:

(i)	becomes part of the public knowledge prior to the time of disclosure;
(ii)	becomes part of the public knowledge after the time of disclosure which is not caused by either Party’s fault;
(iii)	is in the possession of Party A or Party B (as may be proved by such Party) and is not directly or indirectly obtained from a third party who bears confidentiality obligations to the other Party; and
(iv)
is disclosed pursuant to the requirement or request of relevant governmental agency or stock exchange; or is disclosed to either Party’s legal counsel or financial advisor due to the requirement of such Party’s normal business.

The Parties agreement of this Clause in relation to confidentiality obligation shall still be effective in case of the amendment, discharge or termination of this Agreement.

5.	Compensation

Unless otherwise provided by this Agreement, the following shall constitute a breach of this Agreement: (i) either Party fails to fully perform or suspends the performance of its obligations hereunder, and such failure or suspension is not cured within thirty days following receipt of the other Party’s notice thereof, or (ii) any representation and warranty made by either Party hereunder is no true.

If either Party breaches this Agreement or any representations or warranties made by it hereunder, the non-breaching Party may serve a written notice to the breaching Party to request such Party to, within 10 days upon receipt of such notice, (i) make relevant correction, (ii) take corresponding actions to effectively and timely avoid any losses or damages, and (iii) continue to perform this Agreement. In case of any losses or damage, the breaching Party shall make compensation to the extent that the non-breaching Party can obtain all interests it should have obtained from the performance of this Agreement.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

If either Party incurs or suffers any expenses, liabilities or losses (including but without limitation, the loss of profits) due to the other Party’s breach of this Agreement, the breaching Party shall compensate the non-breaching Party for the foresaid expense, liability or loss (including but not limited to interests or legal fees which is paid or lost as a result of such breach). The total amount of compensation paid by the breaching Party shall equal to the losses arising out of such breach. The compensation mentioned above shall include interests that the non-breaching Party should obtain from the performance of this Agreement, provided that such compensation shall not exceed the reasonable expectation of the Parties.

If both Parties breach this Agreement, the compensation amount shall be determined as per the extent of their respective breach.

6.	Effectiveness, Performance and Term

This Agreement shall be signed as of the date set forth above and come into force upon such execution.

7.	Termination

The rights and obligations of the Parties under Clause 4 and Clause 5 shall survive the termination of this Agreement.

8.	Dispute Resolution

8.1
Any dispute between the Parties arising out of the interpretation and performance of this Agreement shall be settled by the Parties through friendly consultation. If no agreement can be reached through such consultation, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (Shanghai Branch) for arbitration in accordance with its arbitration rules then in effect. The place of arbitration shall be in Shanghai, and the arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. This Clause shall not be affected by the termination or discharge of the Agreement.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

8.2	Other than those items in dispute, the Parties shall continue to perform their respective obligation in good faith according to this Agreement.

9.	Force Majeure

9.1
“Force Majeure Event” means any event that is beyond the reasonable control of a Party and cannot be avoided even if the affected Party has taken reasonable precautions. A Force Majeure Event includes, but not limited to, governmental activity, Act of God, fire, explosion, storm, flood, earthquake, tide, lightening or war. However, the insufficiency of credit, capital or financing shall not be deemed as a matter that is beyond the control of a Party. A Party which is affected by a Force Majeure Event and seeks for a exemption of certain liability hereunder shall notify the other Party thereof as soon as practicable.

9.2
In the event that this Agreement is required to be delayed in its performance or is unable to perform as a result of a Force Majeure Event, the Party affected by such Force Majeure Event shall not be liable to the extent affected by the Force Majeure Event. The affected Party shall take reasonable measures to reduce or eliminate the impact caused by the Force Majeure Event, and to make every effort to recover the performance of such obligations as delayed or blocked due to the Force Majeure Event. After the Force Majeure Event is over or removed, the Parties agree to make their best efforts to recover the performance of this Agreement.

10.	Assignment

Without the prior written consent of Party A, Party B shall not transfer its rights and obligations hereunder to any third Party. Party A may transfer its rights and obligations hereunder to a third party without Party B’s consent, provided that Party A shall notify Party B of such transfer.

11.	Severability

If any provision under this Agreement is inconsistent with relevant laws, or becomes invalid or unenforceable, such provision shall only be invalid or unenforceable within the jurisdiction of relevant laws, and the validity of other provisions of this Agreement shall not be affected.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

12.	Amendment

Any amendment to or supplementary of this Agreement shall be made in writing. The amendment to or supplementary of this Agreement duly executed by the Parties shall be an integral part hereof and have the same legal effect as this Agreement.

13.	Governing Law

This Agreement shall be governed by and construed in accordance with the PRC laws.

14.	Counterpart

This Agreement shall be executed in two originals, and each Party shall hold one original hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

[EXECUTION PAGE]

Party A:        Shenzheng Zhihao Dongbo Technology Ltd.

Authorized representative:
Signature: __________________________

Party B:        LongSheng Horticulture Technology Co., Ltd.

Authorized representative:
Signature: __________________________

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

Appendix 1

Contents of Technical Support

To the extent permitted by law, the Technical Support to be provided by Party A to Party B includes the following (the Parties may amend this Appendix from time to time according to the business and operation requirements of Party B as well as the provisions of laws):

1.	Technical Consultancy and Service

(1)	to make research on foreign technologies in relation to the raising and planting of blueberry sapling, and to offer relevant technology information and technical guidance to Party B;
(2)	to provide experts to help Party B in resolving technical problems arising out of the raising and planting of blueberry sapling;
(3)	to establish a standard procedure for raising and planting blueberry saplings for Party B; and
(4)	to train professional technicians for Party B.

2.	Market Promotion and Market Planning

(1)	to expand the market shares as well as to develop sales channels of blueberry saplings;
(2)	to plan and organize activities and events to promote the company image of Party B; and
(3)	to offer services in relation to public relationship.

3.	to conduct other consulting services in relation to the company strategy and market development of Party B.

Dandong Longsheng
Exclusive Technical Consulting and Service Agreement

Appendix 2

Service Fee and Payment Method

The Parties agree that the service fee to be paid by Party B as consideration to the services provided by Party A hereunder shall be 100% of Party B’s net income after taxes. In principle, such Service Fee shall be paid monthly according to the business condition of Party B, but Party A shall have the right to delay, reduce the amount of or waive the payment of any such service fee.